Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-138095 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-138095 on Form S-8 of SAIC, Inc. of our report dated June 26, 2009, relating to the 2008 financial statements appearing in this Annual Report on Form 11-K of Science Applications International Corporation Retirement Plan for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

June 14, 2010